Exhibit 99.1

Accentia Biopharmaceuticals Announces Pending Delisting from NASDAQ

TAMPA, FLORIDA – November 3, 2008 – Accentia Biopharmaceuticals, Inc. (NASDAQ: ABPI) today announced that the Company elected not to appeal the NASDAQ Stock Market’s Staff determination to delist Accentia’s shares of common stock from the NASDAQ Capital Market. As previously reported, Accentia received notice from the NASDAQ Stock Market dated October 24, 2008, notifying the Company that it is not in compliance with Rule 4310(c)(3)(B), requiring a minimum $35 million market value. As a result, at the opening of business on November 4, 2008, shares of Accentia will open for trading listed on the Pink Sheets, an electronic quotation service for securities traded over-the-counter. Accentia’s stock ticker symbol will remain the same (“ABPI”).

Accentia believes its shares will only temporarily trade on the Pink Sheets, as the Company expects one of its market makers to file a “Form 211” with the OTC Bulletin Board (“OTCBB”) to transfer the quotation of its common stock to the OTCBB. The Company believes its shares are eligible to be quoted on the OTCBB, as it is current with its filings with the SEC and all other applicable regulatory authorities.

About Accentia Biopharmaceuticals, Inc.

Accentia Biopharmaceuticals, Inc. (NASDAQ: ABPI) is committed to building significant value for its stockholders through the commercialization of patent-protected disruptive healthcare technologies designed to be positioned as leading products for the treatment of a broad range of chronic, debilitating and life-threatening diseases including respiratory, autoimmune and cancer indications.

Accentia is advancing a portfolio of potential blockbuster drug candidates which target multi-billion dollar market opportunities. These late-stage products include: BiovaxID®, a novel anti-idiotype cancer vaccine for the treatment of B-cell malignancies including indolent follicular non-Hodgkin’s lymphoma; Revimmune™, a novel ultra-high-dose formulation of a previously approved chemotherapeutic agent expected to show utility in the treatment of up to 80 autoimmune diseases, with an initial focus on multiple sclerosis; and SinuNase™, a novel formulation of a previously approved anti-fungal for the topical, intranasal treatment of chronic sinusitis.

Additionally, Accentia’s wholly-owned subsidiaries, Accentia Pharmaceuticals and Analytica International, market specialty pharmaceutical products and pharmaceutical consulting services, respectively.

Accentia’s interest in BiovaxID is based on its majority ownership stake in Biovest International, Inc. (OTCBB: BVTI), and Accentia also maintains a royalty interest in Biovest’s biologic products. Accentia is a portfolio company of the Hopkins Capital Group.

For further information, please visit: http://www.Accentia.net

Accentia Biopharmaceuticals, Inc. Corporate Contacts:

Douglas Calder, Director of Investor Relations & Public Relations,

Phone: (813) 864-2554, ext.258 / Email: dwcalder@accentia.net

Forward-Looking Statements:

Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements about BiovaxID®, Revimmune™, SinuNase™, AutovaxID™ and any other statements relating to products, product candidates, product development programs, the FDA or clinical study process including the commencement, process, or completion of clinical trials or the regulatory process. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions, and other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Accentia to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and Accentia undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. The product names used in this statement are for identification purposes only. All trademarks and registered trademarks are the property of their respective owners.